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                                                                  Exhibit 23 (a)

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 19, 1993, incorporated by reference in First Tennessee National Corporation's Form 10-K for the year ended December 31, 1992, and to all references to our firm included in this registration statement


Arthur Andersen & Co.

Memphis, Tennessee
January 31, 1994